                                                                     EXHIBIT 4.2



     SECOND SUPPLEMENTAL INDENTURE dated as of March 16, 1994, between CINCINNATI MILACRON INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and BANKAMERICA NATIONAL TRUST COMPANY (formerly BANKAMERICA TRUST COMPANY OF NEW YORK), a corporation existing under the laws of the State of New York (the "Trustee"), as trustee under an Indenture dated as of July 1, 1985, between the Company and the Trustee (the "Original Indenture") as supplemented by a supplemental indenture (the "First Supplemental Indenture") dated as of February 26, 1987 (as so supplemented, the "Indenture").


          WHEREAS the Company heretofore has executed and delivered to the Trustee the Indenture to provide for the issuance of its Debentures (as that term is defined in the Original Indenture);

          WHEREAS the Company heretofore has issued its 12% Sinking Fund Debentures due July 15, 2010 (the "Debentures Due 2010"), in the aggregate principal amount of $75,000,000, as provided in the Original Indenture;

          WHEREAS the Company heretofore has issued its 8 3/8% Notes Due February 15, 1997 (the "Notes Due 1997"), in the aggregate principal amount of $60,000,000 as provided in the First Supplemental Indenture;

          WHEREAS Section 4.03 and Section 13.01 of the Indenture provide, among other things, that the Company and the Trustee may enter into indentures supplemental to the Indenture for, among other things, the purpose of setting forth the terms of the Debentures of any series in addition to the Debentures Due 2010;

          WHEREAS the Company desires to create a new series of Debentures to be designated the 8 3/8% Notes Due 2004 (the "Notes Due 2004");

          WHEREAS all action on the part of the Company necessary to authorize the issuance under the Indenture of the Notes Due 2004 in the aggregate principal amount of $115,000,000 has been taken;

          WHEREAS the Notes Due 2004 and the Trustee's certificate of authentication to be borne by the Notes Due 2004 are to be substantially in the forms attached hereto as Exhibit A, Exhibit B, Exhibit C and Exhibit D;

          WHEREAS all acts and things necessary to make the Notes Due 2004, when executed by the Company and authenticated and delivered by the Trustee as in the Indenture provided, the legal, valid and binding obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution and delivery of this Second Supplemental Indenture and the creation and issuance under the Indenture of the Notes Due 2004 in an aggregate principal amount not to exceed $115,000,000 have in all respects been duly authorized;

          WHEREAS the Company and the Trustee desire to join in the execution and delivery of this Second Supplemental Indenture in order to supplement and amend the Indenture, by amending certain provisions thereof, to permit the Company to require, if it shall so elect, that the Debentures of any series be issued, in whole or in part, in the form of one or more global Notes;

          WHEREAS Section 13.01 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee, without the consent of any holder of Debentures, to make provisions with respect to matters or questions arising under the Indenture which shall not adversely affect the interests of the holders of Debentures;

          WHEREAS the Company has determined that this Second Supplemental Indenture complies with Section 13.01 of the Indenture and does not require the consent of any holders of Debentures;

          WHEREAS the Company has furnished the Trustee with an Opinion of Counsel complying with the requirements of Section 4.03 of the Indenture to the effect that, among other things, execution of this Second Supplemental Indenture is authorized or permitted by the Indenture, and with an Officer's Certificate complying with the requirements of Section 4.03 of the Indenture, and has delivered to the Trustee a certified resolution authorizing the execution and delivery of this Second Supplemental Indenture, together with such other documents as may have been required by Section 4.03 of the Indenture.

          NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE


                              W I T N E S S E T H:
                              - - - - - - - - - -

          That in order to (i) amend the Indenture so as to permit the Company to require, if it shall so elect, that the Debentures of any series be issued, in whole or in part, in the form of one or more global Notes and (ii) declare the terms and conditions upon which the Notes Due 2004 are to be authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of the Notes Due 2004 by the holders thereof and of the sum of one dollar duly paid to it by the Trustee at the execution of these presents, the receipt of which is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Notes Due 2004, as follows and of all holders of
Debentures:


                                   ARTICLE I
                          Amendments to the Indenture
                          ---------------------------
          SECTION 1.01. Section 1.01 of the Indenture is amended to add new definitions thereto, in the appropriate alphabetical sequence, as follows:

          "Accredited Investor" shall have the meaning set forth in subparagraph
           -------------------
          (A)(1), (A)(2), (A)(3) or (A)(7) of Rule 501 under the Securities Act.

          "Cedel" shall mean Cedel S.A.
           -----

          "Depository" shall mean, unless otherwise specified by the Company,
           ----------
          pursuant to Section 2.02 with respect to Debentures of any series issuable or issued as a global Note, The Depository Trust Company, New York, New York, or any successor thereto registered under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation.

          "Euroclear" shall mean Morgan Guaranty Trust Company of New York,
           ---------
          Brussels office, as operator of the Euroclear System.

          "global Note" shall mean with respect to any series of Debentures
           -----------
          issued hereunder, a Debenture which is executed by the Company and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with this Indenture and the indenture supplemental hereto creating such series, which shall be registered in the name of the Depository or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Debentures of such series or any portion thereof, in either case having the same terms, including, without limitation, the same issue date, date or dates on which principal is due and interest rate or method of determining interest.

          "Qualified Institutional Buyer" shall have the meaning set forth in
           -----------------------------
          Rule 144A.

          "Regulation S" shall mean Regulation S under the Securities Act and
           ------------
          any successor regulation thereto.

          "Rule 144" shall mean Rule 144 under the Securities Act.
           --------

          "Rule 144A" shall mean Rule 144A under the Securities Act.
           ---------

          "Securities Act" shall mean the U.S. Securities Act of 1933, as
           --------------
          amended.

          SECTION 1.02. Section 2.02 of the Indenture is amended to (i) redesignate paragraph (p) as paragraph (q) and (ii) add new paragraph (p) as follows:

          "(p) provisions, if any, for the issuance of Debentures of the particular series in whole or in part in the form of a global Note or Notes; for the terms and conditions, if any, upon which such global Note or Notes may be exchanged in whole or in part for other individual Definitive Debentures; and provisions for the Depository for such global Note or Notes; and"

          SECTION 1.03. Section 2.03 of the Indenture is amended to add the words "or forms" after the word "form" in the first sentence of such Section 2.03.

          SECTION 1.04. The first sentence of Section 2.05 of the Indenture is amended to read as follows:

          "Subject to Section 2.09, Debentures may be exchanged for an equal aggregate principal amount of Debentures of the same series and date of maturity or dates of maturity, if of serial maturity, of other authorized denominations."

          SECTION 1.05.  The fourth sentence of the second paragraph of Section
2.05 of the Indenture is amended to read as follows:

          "Subject to Section 2.09, upon due presentment for registration of transfer of any Debenture at such office or agency, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debenture or Debentures of the same series and date of maturity or dates of maturity, if of serial maturity, for an equal aggregate principal amount."

          SECTION 1.06.  The following paragraphs are added at the end of
Section 2.05 of the Indenture:

          "None of the Company, the Trustee, any Paying Agent or the Securities Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants or the relationship between such participants and the owners of beneficial interests in the global Notes owning through such participants.

          Notwithstanding any provision to the contrary herein, so long as a global Note remains Outstanding and is held by or on behalf of the Depository, transfers of a global Note, in whole or in part, shall be made only in accordance with this Section 2.05.

          (a) Except as provided in clauses (b) through (f) of this Section 2.05, transfers of a global Note shall be limited to transfers of such global Note in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor's nominee.

          (b)  U.S. Global Note to Temporary S Global Note.  If a holder of a
               --------------------------------------------
     beneficial interest in the U.S. Global Note deposited with the Depository wishes at any time to exchange its interest in such U.S. Global Note for an interest in the Temporary Global Note, or to transfer its interest in such U.S. Global Note to a person who wishes to take delivery thereof in the form of an interest in such Temporary Global Note, such holder may, subject to the rules and procedures of the Depository and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Temporary Global Note. Upon receipt by the Trustee, as transfer agent, at its office in the City of New York of (1) instructions given in accordance with the Depository's procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the Temporary Global Note in an amount equal to the beneficial interest in the U.S. Global Note to be exchanged or transferred, (2) a written order given in accordance with the Depository's procedures containing information regarding the Euroclear or Cedel account to be credited with such increase and the name of such account, and (3) a certificate substantially in the form of Exhibit E hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Debentures and pursuant to and in accordance with Regulation S, the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, to reduce or reflect on its records a reduction of the U.S. Global Note by the aggregate principal amount of the beneficial interest in such U.S. Global Note to be so exchanged or transferred and the Trustee, as transfer agent, shall instruct the

     Depository, its nominee, or the custodian for the Depository, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Temporary Global Note by the aggregate principal amount of the beneficial interest in such U.S. Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions (who shall be the agent member of Euroclear or Cedel, or both, as the case may
     be) a beneficial interest in such Temporary Global Note equal to the reduction in the principal amount of such U.S. Global Note.

          (c)  U.S. Global Note to Regulation S Global Note.  If a holder of a
               ---------------------------------------------
     beneficial interest in the U.S. Global Note deposited with the Depository wishes at any time to exchange its interest in such U.S. Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such Regulation S Global Note to a person who wishes to take delivery thereof in the form of an interest in such Regulation S Global Note, such holder may, subject to the rules and procedures of the Depository and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Regulation S Global Note. Upon receipt by the Trustee, as transfer agent, at its office in the City of New York of (1) instructions given in accordance with the Depository's procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the U.S. Global Note to be exchanged or transferred, (2) a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Cedel account to be credited with such increase and (3) a certificate substantially in the form of Exhibit F hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the global Notes and (A) pursuant to and in accordance with Regulation S or (B) that the global Note being exchanged or transferred is not a "restricted security" as defined in Rule 144, the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, to reduce or reflect on its records a reduction of the U.S. Global Note by the aggregate principal amount of the beneficial interest in such U.S. Global Note to be so exchanged or transferred and the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Global Note by the aggregate principal amount of the beneficial interest in such U.S. Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Regulation S Global Note equal to the reduction in the principal amount of such U.S. Global Note.

          (d)  Temporary or Regulation S Global Note to U.S. Global Note.  If a
               ----------------------------------------------------------
     holder of a beneficial interest in the Temporary Global Note or the Regulation S Global Note which is deposited with the Depository wishes at any time to exchange its interest for an interest in the U.S. Global Note, or to transfer its interest in such Temporary Global Note or Regulation S Global Note to a person who wishes to take delivery thereof in the form of an interest in such U.S. Global Note, such holder may, subject to the rules and procedures of Euroclear or Cedel and the Depository, as the case may be, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such U.S. Global Note. Upon receipt by the Trustee, as transfer agent, at its office in the City of New York of (1) instructions from Euroclear or Cedel or the Depository, as the case may be, directing the Trustee, as transfer agent, to credit or cause to be credited a beneficial interest in the U.S. Global Note equal to the beneficial interest in the Regulation S Global Note or the Temporary Global Note to be exchanged or transferred, such instructions to contain information regarding the agent member's account with the Depository to be credited with such increase, and (2) with respect to an exchange or transfer of an interest in the Temporary Global Note (but not the Regulation S Global Note) for an interest in the U.S. Global Note, a certificate substantially in the form of Exhibit G hereto given by the holder of such beneficial interest and stating that the person transferring such interest in such Temporary Global Note reasonably believes that the person acquiring such interest in such U.S. Global Note reasonably believes that the person acquiring such interest in such U.S. Global Note is a Qualified Institutional Buyer and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, to reduce or reflect on its records a reduction of the Temporary Global Note or such Regulation S Global Note, as the case may be, by the aggregate principal amount of the beneficial interest in such Temporary Global Note or such Regulation S Global Note to be exchanged or transferred, and the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such U.S. Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note or such Temporary Global Note, as the case may be, to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such U.S. Global Note equal to the reduction in the principal amount of such Regulation S Global Note or such Temporary Global Note, as the case may be.

          (e)  Temporary Global Note to Regulation S Global Note.  Interests in
               --------------------------------------------------
     a Temporary Global Note as to which the Trustee has received from Euroclear or Cedel, as the case may be, a certificate substantially in the form of Exhibit H hereto to the effect that Euroclear or Cedel, as applicable, has received a certificate substantially in the form of Exhibit I hereto from the holder of a beneficial interest in such Temporary Global Note, will be exchanged, on and after the Restricted Period, for interests in the Regulation S Global Note. The Trustee shall effect such exchange by delivering to the Depository for credit to the respective accounts of the holders of Debentures, a duly executed and authenticated Regulation S Global Note, representing the principal amount of interests in the Temporary Global Note initially exchanged for interests in the Regulation S Global Note. The delivery to the Trustee by Euroclear or Cedel of the certificate or certificates referred to above may be relied upon by the Company and the Trustee as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Cedel pursuant to the terms of this Indenture and the Temporary Global Note. Upon any exchange of interests in a Temporary Global Note for interests in a Regulation S Global Note, the Trustee shall endorse the Temporary Global Note to reflect the reduction in the principal amount represented thereby by the amount so exchanged and shall endorse the Regulation S Global Note to reflect the corresponding increase in the amount represented thereby. Until so exchanged in full and except as provided therein, the Temporary Global Note, and the Notes evidenced thereby, shall in all respects be entitled to the same benefits under this Indenture as the Regulation S Global Note and U.S. Global Note authenticated and delivered hereunder.

          (f)  Other Exchanges.  In the event that a global Note is exchanged
               ----------------
     for Definitive Debentures pursuant to Section 2.09(c), such global Notes and Definitive Debentures may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses (b) through (e) above (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144, Rule 144A or Regulation S, as the case may
     be) and as may be from time to time adopted by the Company and the Trustee.

          (g) If Definitive Debentures are issued upon the transfer, exchange or replacement of Definitive Debentures not bearing the legends required for the global Notes or the form of Definitive Debenture attached as

     Exhibit D hereto, as the case may be (collectively, the "Legend"), the
     ---------                                                ------
     Debentures so issued shall not bear the Legend. If Definitive Debentures are issued upon the transfer, exchange or replacement of Definitive Debentures bearing the Legend, or if a request is made to remove the Legend on a Definitive Debenture, the Definitive Debentures so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the

     Company and the Trustee such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by the Company that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Debentures are not "restricted securities" within the meaning of Rule 144. Upon provision of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver a registered Debenture that does not bear the Legend."

          SECTION 1.07.  Article II of the Indenture is amended to add a new
Section 2.09, which reads in its entirety as follows:

          Section 2.09.  Securities Issuable in the Form of a Global Note.  (a)
                         -------------------------------------------------
Global Notes.  If the Company shall establish pursuant to Section 2.02 that the
- -------------
Debentures of a particular series are to be issued in whole or in part in the form of one or more global Notes, then the Company shall execute and the Trustee shall, in accordance with Section 4.03, authenticate and deliver, such global Note or Notes, which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the aggregate principal amount of the Debentures to be represented by such global Notes.

          (i)  U.S. Global Note.  Debentures initially offered and sold in
               -----------------
reliance on Rule 144A to Qualified Institutional Buyers and Accredited Investors shall be issued in the form of a permanent global Note in definitive fully registered form without interest coupons, substantially in the form of Exhibit A
                                                                       ---------
hereto (the "U.S. Global Note").  The U.S. Global Note shall be deposited on
             ----------------
behalf of the purchaser of the Debentures represented thereby with the custodian for the Depository, and registered in the name of a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided herein. The aggregate principal amount of the U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the custodian for the Depository or the Depository or its nominee, as the case may be, as hereinafter provided.

          (ii)  Temporary Global Note; Regulation S Global Note.  Debentures
                ------------------------------------------------
initially offered and sold in reliance on Regulation S shall be issued in the form of a temporary global Note in definitive fully registered form without interest coupons, substantially in the form of Exhibit B hereto (the "Temporary
                                               ---------              ---------
Global Note").  The Temporary Global Note shall be deposited on behalf of the
- -----------
purchasers of the Debentures represented thereby with the custodian for the Depository, and registered in the name of a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided herein, for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Cedel. After the expiration of the "40-day restricted period" (within the meaning of Rule 903(c)(3) of Regulation S) (the "Restricted
                                                                     ----------
Period"), the Temporary Global Note will be exchanged for a permanent global
- ------
Note, substantially in the form of Exhibit C hereto (the "Regulation S Global
                                   ---------              -------------------
Note"), in accordance with the provisions of this Indenture.  Until the
- ----
expiration of the Restricted Period, interests in the Temporary Global Note may only be held by agent members of Euroclear and Cedel. During the Restricted Period, interests in the Temporary Global Note may be exchanged for interests in the U.S. Global Note in accordance with the provisions of this Indenture. The aggregate principal amount of the Temporary Global Note and the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the custodian for the Depository or the Depository or its nominee, as the case may be, as hereinafter provided.

          (b)  Book-Entry Provisions.  (i)  The Company shall execute and the
               ----------------------
Trustee shall, in accordance with Section 4.03, authenticate and deliver, such global Note or Notes, which (A) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Debentures of such series to be represented by such global Note or Notes, (B) shall be registered in the name of the Depository for such global Note or Notes or its nominee, (C) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instruction and (D) shall bear a legend substantially to the following effect:

     "UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE 'DEPOSITORY') TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY

     GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. ('CEDE') OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN."

          Members of, or participants in, the Depository shall have no rights under this Indenture with respect to any global Note held on their behalf by the Depository or its nominee. The Depository or its nominee may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its agent members, the operation of customary practices governing the exercise of the rights of a holder of any Debenture.

          (ii)  Offshore Book-Entry Provisions.  This Section 2.09(b)(ii) shall
                -------------------------------
apply only to the global Note deposited on behalf of the purchasers of the Debentures represented thereby with the custodian for the Depository for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Cedel insofar as interests in such global Note are held by the agent members of Euroclear or Cedel.

          The provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel, respectively, shall be applicable to any such global Note insofar as interests in such global Note are held by the agent members of Euroclear or Cedel. Account holders or participants in Euroclear and Cedel shall have no rights under this Indenture with respect to such global Note, and the Depository or its nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the

Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its agent members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

          (c)  Definitive Debentures.  (i)  If at any time the Depository for a
               ----------------------
global Note notifies the Company that it is unwilling or unable to continue as Depository for such global Note or if at any time the Depository for the Debentures for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to such global Note. If a successor Depository for such global Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility or an Event of Default has occurred and is continuing, the Company will execute, and the Trustee upon receipt of an order of the Company for the authentication and delivery of individual Debentures of such series in exchange of such global Note, will authenticate and deliver individual Debentures of such series of like tenor and terms in definitive form substantially in the form of Exhibit D hereto (the "Definitive
                                             ---------
Debentures") in an aggregate principal amount equal to the principal amount of the global Note in exchange for such global Note.

          (ii) The Company may at any time in its sole discretion determine that the Debentures of any series issued or issuable in the form of one or more global Notes shall no longer be represented by such global Note or Notes. In such event the Company will execute, and the Trustee, upon receipt of an order of the Company for the authentication and delivery of individual Definitive Debentures of such series in exchange in whole or in part for such global Note, will authenticate and deliver individual Definitive Debentures in an aggregate principal amount equal to the principal amount of such global Note or Notes representing such series in exchange for such global Note or Notes.

          (iii) If specified by the Company pursuant to Section 2.02 with respect to Debentures issued or issuable in the form of a global Note, the Depository for such global Note may surrender such global Note in exchange in whole or in part for individual Definitive Debentures on such terms as are acceptable to the Company and such Depository.

Thereupon the Company shall execute, and the Trustee shall authenticate and deliver, without service charge, (1) to each person specified by such Depository a new Debenture or Debentures of the same series of like tenor and terms and of any authorized denomination as requested by such person in aggregate principal amount equal to and in exchange for such person's beneficial interest in the global Note; and (2) to such Depository a new global Note of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered global Note and the aggregate principal amount of Debentures delivered to holders thereof.

          (iv) In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Definitive Debentures in authorized denominations for Debentures of the same series or any integral multiple thereof. Upon the exchange of a global Note for individual Definitive Debentures, such global Note shall be cancelled by the Trustee. Definitive Debentures issued in exchange for a global Note pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository for such global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the persons in whose names such Debentures are so registered.

          (v) Notwithstanding the foregoing, interests in the Temporary Global Note may not be exchanged for individual Definitive Debentures.


                                   ARTICLE II

                           The 8 3/8% Notes Due 2004
                           -------------------------

          SECTION 2.01.  Specific Title and Terms.  The Debentures shall be
                         -------------------------
known and designated as the "8 3/8% Notes Due 2004" of the Company (the "Notes Due 2004").

          The aggregate principal amount of the Notes Due 2004 which may be authenticated and delivered under the Indenture is limited to $115,000,000, except for Notes Due 2004 authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes Due 2004 as provided in the Indenture. The stated maturity of the Notes Due 2004 shall be March 15, 2004, and they shall bear interest as set forth below, at the rate per annum set forth in the preceding paragraph, until the principal thereof becomes due and payable, and at such rate on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue instalment of interest. The interest rate may also be subject to increase pursuant to the terms of the Exchange Registration Rights Agreement dated as of March 9, 1994 between the Company and CS First Boston Corporation.

          Each Note Due 2004 shall be dated the date of its authentication and, except as otherwise provided in this Section, shall bear interest, payable semiannually on March 15 and September 15 of each year, from the March 15 or September 15, as the case may be, next preceding the date of such Note Due 2004 to which interest on the Notes Due 2004 has been paid, unless no interest has been paid on the Notes Due 2004, in which case from the date on which such Note Due 2004 was originally issued, until payment of the principal amount of such Note Due 2004 has been made or duly provided for; provided, however, that the
                                                  --------  -------
first such date on which any such interest shall be paid shall be September 15, 1994; provided, further, that, if the Company shall default in the payment of
      --------  -------
the interest due on such interest payment date, then all such Notes Due 2004 shall bear interest from the March 15 or September 15, as the case may be, next preceding such interest payment date to which interest has been paid or duly provided for, unless no interest has been paid on the Notes Due 2004, in which case from the date on which the Notes Due 2004 are originally issued.

          The regular record date for the payment of the interest payable and punctually paid or duly provided for on any interest payment date shall be the close of business on the March 1 or September 1 (whether or not a business day), as the case may be, next preceding such interest payment date.

          Interest shall be calculated on the basis of a 360-day year of twelve 30-day months. The Notes Due 2004 are exchangeable but not redeemable.

          The person in whose name any Note Due 2004 is registered at the regular record date with respect to an interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Note Due 2004, upon any registration of transfer or exchange thereof subsequent to such regular record date and prior to such interest payment date; provided, however, that if and to
                                              --------  -------
the extent the Company shall default in the payment of the interest due on any interest payment date, such defaulted interest shall be paid to the person in whose name such Note Due 2004 is registered at the close of business on a special record date for the payment of such defaulted interest established by notice to the registered holders of such Notes Due 2004 not less than 15 days preceding such special record date.

          The principal of and interest on the Notes Due 2004 shall be payable at the office or agency of the Company in the Borough of Manhattan, The City and State of New York; provided, however, that interest may be paid, at the option
                   --------  -------
of the Company, by check mailed to the person entitled thereto at his address last appearing on the register of the Company.

          SECTION 2.02.  Denominations.  In accordance with Section 2.09 of the
                         --------------
Indenture, the Notes Due 2004 shall be issuable in the form of one or more global Notes registered in the name of the Depository or its nominee.


                                  ARTICLE III

                                 Miscellaneous
                                 -------------

          SECTION 3.01.  Execution of Supplemental Indenture.  This Second
                         ------------------------------------
Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and, as provided in the Indenture, this Second Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Indenture.

          SECTION 3.02.  Responsibility for Recitals, Etc.  The recitals herein
                         ---------------------------------
and in the Notes Due 2004 (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Notes Due 2004. The Trustee shall not be accountable for the use by the Company of the Notes Due 2004 or the proceeds thereof.

          SECTION 3.03.  Provisions Binding on Company Successors.  All the
                         -----------------------------------------
covenants, stipulations, promises and agreements contained in this Second Supplemental Indenture made by the Company shall bind its successors and assigns whether so expressed or not.

          SECTION 3.04.  New York Contract.  This Second Supplemental Indenture
                         ------------------
and each Note Due 2004 shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

          SECTION 3.05.  Execution in Counterparts.  This Second Supplemental
                         --------------------------
Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


          IN WITNESS WHEREOF, Cincinnati Milacron Inc. has caused this Second Supplemental Indenture to be signed and acknowledged by its Chairman of the Board of Directors, its President, one of its Vice Presidents or its Treasurer and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or one of its Assistant Secretaries, and BankAmerica National Trust Company, as Trustee, has caused this Second Supplemental Indenture to be signed and acknowledged by one of its Vice Presidents or Corporate Trust officers, has caused its corporate seal to be affixed hereunto, and the same to be attested by one of its

Assistant Secretaries, all as of the day and year first written above.


                                    CINCINNATI MILACRON INC.,

(Seal)                              By /s/ Ronald D. Brown
                                      ----------------------
                                      Name: Ronald D. Brown
                                      Title: Vice President-Finance


Attest:

By: /s/ Wayne F. Taylor
   --------------------
   Name: Wayne F. Taylor
   Title: Vice President, General Counsel
          and Secretary


                                    BANKAMERICA NATIONAL TRUST COMPANY,
(Seal)
                                    By
                                       ----------------------
                                       Name:
                                       Title:


Attest:

By:
   --------------------
   Name:
   Title:

Assistant Secretaries, all as of the day and year first written above.


                                    CINCINNATI MILACRON INC.,

(Seal)                              By
                                      ----------------------
                                      Name:
                                      Title:

Attest:

By:
   --------------------
   Name:
   Title:



                                    BANKAMERICA NATIONAL TRUST COMPANY,
(Seal)
                                    By /s/ Mary Fonti
                                       ----------------------
                                       Name: Mary Fonti
                                       Title: Trust Officer


Attest:

By: /s/ Kerry A. Monaghan
   ----------------------
   Name: Kerry A. Monaghan
   Title: Assistant Trust Officer

STATE OF  Ohio         )
                       )  ss.:
CITY OF   Hamilton     )


          On the 15 day of March, 1994, before me personally came
                ---
Ronald D. Brown to me known, who, being by me duly sworn, did depose and say
- ---------------
that he is Vice President-Finance of Cincinnati Milacron Inc., one of the
           ----------------------
corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is said corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


(Seal)                          /s/ Gloria E. Lucas
                         --------------------------------
                                    Notary Public
                                  Gloria E. Lucas
                             Notary Public, State of Ohio
                           My Commission Expires Apr. 4, 1995


STATE OF               )
                       )  ss.:
COUNTY OF              )


          On  the     day of March, 1994, before me personally came
                 ----
               to me known, who, being by me duly sworn, did depose and say
- ---------------
that he or she is a                           of BankAmerica National Trust
                   --------------------------
Company, one of the corporations described in and which executed the above instrument; that he or she knows the corporate seal of said corporation; that the seal affixed to said instrument is said corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he or she signed his or her name thereto by like authority.


(Seal)
                         -----------------------------------
                                    Notary Public

STATE OF               )
                       )  ss.:
CITY OF                )


          On the          day of March, 1994, before me personally came
                ---------
                 to me known, who, being by me duly sworn, did depose and say
- ---------------
that he is                of Cincinnati Milacron Inc., one of the
          ----------------
corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is said corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


(Seal)
                         --------------------------------
                                    Notary Public





STATE OF   New York    )
                       )  ss.:
COUNTY OF  New York    )


          On  the 16th day of March, 1994, before me personally came
                 -----
Mary Fonti to me known, who, being by me duly sworn, did depose and say
- ----------
that he or she is a Trust Officer of BankAmerica National Trust
                    -------------
Company, one of the corporations described in and which executed the above instrument; that he or she knows the corporate seal of said corporation; that the seal affixed to said instrument is said corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he or she signed his or her name thereto by like authority.


(Seal)                              /s/ Robert Lau
                         ___________________________________
                                    Notary Public
          Robert Lau
  Notary Public, State of New York
        No. 41-4853782
    Qualified in Queens County
  Commission Expires May 5, 1994